Exhibit 99.1

Babcock & Wilcox Announces Second Quarter 2010 Results

  Net income attributable to the B&W operations of McDermott International, Inc. of $47.6 million, up 183% sequentially

CHARLOTTE, N.C.--(BUSINESS WIRE)--August 9, 2010--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported net income attributable to the B&W operations of McDermott International, Inc. (“MII”) for the second quarter ended June 30, 2010 of $47.6 million, an increase of $30.8 million or 183% from the first quarter of 2010, and a decrease of $0.8 million or 1.6% from the second quarter of 2009. Revenues for the second quarter of 2010 were $688.5 million, an increase of $26.1 million or 3.9% from the first quarter of 2010 and a decrease of $43.6 million or 6.0% from the second quarter of 2009.

Recent Highlights

  MII Board of Directors approves spin, B&W trading on New York Stock Exchange under the symbol “BWC”
  Executed alliance with Bechtel for development and deployment of Generation mPower small modular nuclear power plants using B&W mPowertm reactor
  Awarded $285 million Department of Energy Paducah Gaseous Diffusion plant environmental cleanup contract in alliance with LATA-Stoller
  Incorporated Thermax Babcock & Wilcox Energy Solutions Private Limited, a joint venture to provide highly efficient subcritical and supercritical boilers and pulverizers to the power generation market in India
  Selected by Department of Energy to design, build and test a modular, baseload molten salt power plant using concentrated solar power, in alliance with eSolar, Inc.
  Signed definitive agreement to invest $100 million in USEC Inc. in support of the American Centrifuge Project, contingent on certain conditions
  Manufactured 70-ton nuclear reactor vessel closure head for Diablo Canyon
  Acquired electrostatic precipitator aftermarket and emissions monitoring business unit of GE Energy

“Earnings for the second quarter were better than expected due to outstanding project execution and cost savings initiatives. Also our Government Operations segment continued to deliver solid earnings as seen in the quarter,” said Brandon C. Bethards, President and Chief Executive Officer of B&W. “While indicators appear to suggest that the U.S. economy is beginning to recover, albeit at a slow pace, utilities are reluctant to initiate new investment programs while power generation remains in excess capacity. Despite a difficult operating environment in power generation, the Company continues to focus on activities over which we have more control, such as safety, continuous cost improvement and project execution, all through Lean Six Sigma initiatives, and ongoing research and development of new clean energy technologies.”

Results of Operations

Revenues for the second quarter of 2010 were $688.5 million, a decrease of $43.6 million or 6.0% from the second quarter of 2009. The decrease in revenues is principally due to declines in demand in the power generation markets. Lower industrial electricity usage as a result of the U.S. recession has led to declines in U.S. utility investment in new fossil-fired power generation as well as maintenance of existing capacity. These declines were partially offset by a 2.2% increase in Government Operations revenues compared to the second quarter of 2009, primarily as a result of increased volumes in the manufacture of nuclear components for the U.S. government.

Operating earnings for the second quarter of 2010 were $85.7 million, a decrease of $4.9 million, or 5.4% from the second quarter of 2009. Operating earnings are down generally as a result of the decrease in revenues related to the Power Generation Systems segment partially offset by continuous cost improvement measures and an increase in equity income from the Company’s joint venture in China.

Power Generation Systems Segment

Revenues of $422.4 million for the second quarter of 2010 were down $48.6 million or 10.3% compared to the second quarter of 2009. This decrease was principally related to a decline in demand for new-build steam generation systems, which principally consists of our utility, industrial and renewable boiler products and certain service operations. In addition, we experienced a similar decrease in demand for aftermarket services primarily related to repair, alteration and maintenance activities. Lower industrial electricity usage as a result of the U.S. recession has led to declines in U.S. utility investment in new fossil-fired power generation as well as maintenance of existing capacity.

Operating earnings of $39.8 million were down $4.0 million or 9.1% in the second quarter of 2010 compared to the second quarter of 2009. The decrease in operating earnings is principally related to the decline in market demand for the Company’s new-build fossil power generation products and services. In addition, selling, general and administrative expenses were higher in the current quarter as a result of the acquisition of the electrostatic precipitator aftermarket and emissions monitoring business units of GE Energy as well as additional research and development expenses related to development work on the B&W mPowertm small modular nuclear reactor program. These decreases were partially offset by continuous cost improvement efforts through Lean Six Sigma, an increase in operating income from our new-build environmental products which consists of scrubber and particulate control products and selective catalytic reduction systems as well as somewhat lower warranty expense. In addition, we experienced an increase in equity in income of investees primarily attributable to improved results in the Company’s joint venture in China.

Government Operations Segment

Revenues of $267.2 million were up $5.8 million or 2.2% in the second quarter of 2010 compared to the second quarter of 2009. This increase is principally the result of an increase in activity for nuclear components for certain U.S. Government programs. These increases were partially offset by lower volumes in the manufacture of components for a commercial uranium enrichment project and lower volumes in commercial manufacturing.

Operating earnings of $50.5 million were down $7.0 million in the second quarter of 2010 compared to the second quarter of 2009. This decrease is principally related to lower volumes of manufactured components for a commercial uranium enrichment project as well as favorable cost adjustments related to a downblending contract at the Company’s NFS facility in the three months ended June 30, 2009. These decreases were partially offset by increased contract productivity and volume in the manufacture of nuclear components for certain U.S. Government contracts and increased fees earned from the Company’s management and operating contracts at several government sites.

Liquidity

The Company’s net cash and investments position was $332.2 million at the end of the second quarter of 2010, a decrease of $226.1 million from the end of the fourth quarter of 2009. This decrease is principally due to a $100 million cash distribution to MII in June 2010. This pre-spin payment was made to MII to maintain appropriate working capital and liquidity levels at MII and was based on a determination by the MII board of directors after a review of expected working capital and liquidity requirements for B&W and MII post-spin as two independent public companies. Also, during the first half of 2010 the Company made approximately $62.3 million of investments in acquired businesses and capital expenditures. In addition to net cash, the Company maintains a $700 million revolving credit agreement with approximately $435 million of availability as of the end of the second quarter. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements, internal growth, and research and development programs, as well as additional product and geographic expansion opportunities.

Outlook

“Our research and development efforts continue to pay dividends. We recently reported the achievement of a significant milestone in the development of B&W mPowertm small modular reactor technology through the creation of Generation mPower in alliance with Bechtel. Additionally, we recently moved one step closer to the commercialization of a full-scale oxy-coal fired power plant that includes permanent carbon dioxide capture and storage as noted in the DOE’s announcement on Recovery Act Funding for carbon capture and sequestration. The recent release for public comment of the Clean Air Transport Rules (CATR) will result in a target effective date in the second quarter of 2011, assuming the rules are not further extended or otherwise litigated. We believe that as the Environmental Protection Agency finalizes the revised rules and regulations, our U.S. customers will increase their expenditures on environmental equipment to bring their operating coal-fired power plants into compliance with the new emission limits. This should result in an improvement in bookings for new environmental equipment in 2011.”

“As we look into the second half of 2010, we expect positive results from NFS, as the facility is now operating its primary production lines. This follows completion of both independent third party reviews and NRC reviews of the modifications implemented to improve the safe conduct of operations. Overall we expect our Government Operations segment to continue to contribute meaningfully to our earnings and cash flows, while demand in the power generation markets is expected to remain at these current levels,” Bethards concluded.

Conference Call to Discuss Second Quarter 2010 Results

Date:	Tuesday, August 10, 2010, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of Web site at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expectations regarding improvement in bookings for environmental equipment in 2011 and, for the second half of 2010, the impact of our Government Operations segment to earnings and cash flow, the performance of NFS and the demand in the power generation markets. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the demand for industrial electricity usage, continued uncertainty regarding new environmental regulation and delays or other problems executing on our contracts in backlog. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see B&W’s filings with the Securities and Exchange Commission, including its registration statement on Form 10, as amended. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 13,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

THE BABCOCK & WILCOX OPERATIONS OF McDERMOTT INTERNATIONAL, INC. CONDENSED COMBINED BALANCE SHEETS ASSETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$240,347	$469,468
Restricted cash and cash equivalents	19,196	15,305
Investments	14	14
Accounts receivable – trade, net	323,697	319,861
Accounts receivable – other	50,258	39,289
Contracts in progress	288,154	245,998
Inventories	97,863	98,644
Deferred income taxes	84,343	96,680
Other current assets	48,331	21,456

Total Current Assets	1,152,203	1,306,715

Property, Plant and Equipment	948,915	945,298
Less accumulated depreciation	524,839	515,237

Net Property, Plant and Equipment	424,076	430,061

Investments	72,600	73,540

Goodwill	279,904	262,866

Deferred Income Taxes	242,827	270,002

Investments in Unconsolidated Affiliates	86,770	68,327

Note Receivable from Affiliate	-	42,573

Other Assets	147,442	149,775

TOTAL	$2,405,822	$2,603,859

THE BABCOCK & WILCOX OPERATIONS OF McDERMOTT INTERNATIONAL, INC. CONDENSED COMBINED BALANCE SHEETS LIABILITIES AND PARENT EQUITY

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$7,525	$6,432
Accounts payable	185,107	178,350
Accounts payable to McDermott International, Inc.	2,300	112,053
Accrued employee benefits	218,879	198,195
Accrued liabilities – other	73,556	74,700
Advance billings on contracts	439,312	537,448
Accrued warranty expense	114,780	115,055
Income taxes payable	2,074	12,943

Total Current Liabilities	1,043,533	1,235,176

Long-Term Debt	953	4,222

Accumulated Postretirement Benefit Obligation	105,136	105,484

Environmental Liabilities	49,024	47,795

Pension Liability	525,392	699,117

Notes Payable to Affiliate	-	320,568

Other Liabilities	96,679	70,791

Commitments and Contingencies

Parent Equity	585,105	120,706

TOTAL	$2,405,822	$2,603,859

THE BABCOCK & WILCOX OPERATIONS OF McDERMOTT INTERNATIONAL, INC. CONDENSED COMBINED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited) (In thousands)

Revenues	$688,496	$732,069	$1,350,884	$1,517,122

Costs and Expenses:
Cost of operations	518,369	553,489	1,063,320	1,164,403
(Gains) losses on asset disposals – net	61	(30)	48	177
Selling, general and administrative expenses	101,846	98,196	194,569	187,165
Total Costs and Expenses	620,276	651,655	1,257,937	1,351,745

Equity in Income of Investees	17,435	10,153	31,454	20,498

Operating Income	85,655	90,567	124,401	185,875

Other Income (Expense):
Interest income	261	943	710	2,182
Interest expense	(4,676)	(6,973)	(10,669)	(12,234)
Other expense – net	(3,945)	(7,503)	(7,035)	(9,543)
Total Other Expense	(8,360)	(13,533)	(16,994)	(19,595)

Income before Provision for Income Taxes	77,295	77,034	107,407	166,280

Provision for Income Taxes	29,583	28,574	42,839	64,284

Net Income	47,712	48,460	64,568	101,996

Less: Net Income Attributable to Noncontrolling Interest	(72)	(43)	(85)	(95)

Net Income Attributable to The Babcock & Wilcox Operations of McDermott International, Inc.	$47,640	$48,417	$64,483	$101,901

THE BABCOCK & WILCOX OPERATIONS OF McDERMOTT INTERNATIONAL, INC. CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2010	2009
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$64,568	$101,996
Non-cash items included in net income:
Depreciation and amortization	33,397	31,940
Income of investees, less dividends	(16,831)	(6,213)
Loss on asset disposals – net	48	177
Amortization of pension and postretirement costs	42,866	41,357
Excess tax benefits from stock-based compensation	(2,295)	2,476
Other, net	(13,405)	(16,643)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(10,070)	59,349
Net contracts in progress and advance billings on contracts	(141,405)	(14,370)
Accounts payable	41,080	38,192
Inventories	6,973	10,262
Current and deferred income taxes	(326)	6,141
Accrued and other current liabilities	(280)	(14,669)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(64,353)	(37,821)
Other, net	3,463	(37,983)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(56,570)	164,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(3,891)	(34,256)
Purchases of property, plant and equipment	(31,686)	(40,253)
Acquisition of businesses, net of cash acquired	(30,598)	-
Decrease in note receivable from affiliate	43,277	-
Net decrease in available-for-sale securities	4,000	53,109
Decrease in investment in unconsolidated affiliate	600	-
Proceeds from asset disposals	243	165
NET CASH USED IN INVESTING ACTIVITIES	(18,055)	(21,235)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(1,729)	(5,419)
Payment of debt issuance costs	(9,865)	-
Dividend paid to McDermott International, Inc.	(100,000)	-
Decrease in note payable to affiliate	(43,386)	-
Excess tax benefits from stock-based compensation	2,295	(2,476)
Other, net	(78)	(119)
NET CASH USED IN FINANCING ACTIVITIES	(152,763)	(8,014)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(1,733)	(2,752)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(229,121)	132,190
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	469,468	279,646
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$240,347	$411,836

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$1,912	$879
Income taxes (net of refunds)	$15,218	$(37,623)

Babcock & Wilcox Operations of McDermott International, Inc.
Business Segment Information
For the Periods Ended June 30, 2010 and 2009
(Unaudited)
(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
REVENUES:	6/30/10	6/30/09	6/30/10	6/30/09

Power Generation Systems	$422,364	$471,001	$832,095	$999,574
Government Operations	267,175	261,397	520,426	518,502
Adjustments and Eliminations	(1,043)	(329)	(1,637)	(954)

TOTAL	$688,496	$732,069	$1,350,884	$1,517,122

SEGMENT INCOME:

Power Generation Systems	$39,835	$43,838	$49,135	$101,997
Government Operations	50,513	57,473	86,466	103,225
	90,348	101,311	135,601	205,222
Corporate	(4,693)	(10,744)	(11,200)	(19,347)
OPERATING INCOME	$85,655	$90,567	$124,401	$185,875

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation Systems	$7,459	$1,501	$12,000	$3,144
Government Operations	9,976	8,652	19,454	17,354

TOTAL	$17,435	$10,153	$31,454	$20,498

PENSION EXPENSE:

Power Generation Systems	$15,961	$15,409	$31,973	$30,724
Government Operations	11,684	12,158	23,368	24,317
Corporate	4,698	4,581	9,397	9,170

TOTAL	$32,343	$32,148	$64,738	$64,211

DEPRECIATION AND AMORTIZATION:

Power Generation Systems	$5,091	$4,619	$10,141	$8,954
Government Operations	10,419	10,308	21,126	21,551
Corporate	1,075	750	2,130	1,435

TOTAL	$16,585	$15,677	$33,397	$31,940

RESEARCH AND DEVELOPMENT, NET	$16,226	$10,544	$33,285	$20,527

CAPITAL EXPENDITURES:

Power Generation Systems	$4,721	$7,838	$7,973	$20,171
Government Operations	6,294	8,751	21,156	13,997
Corporate	1,690	3,635	2,557	6,085

TOTAL	$12,705	$20,224	$31,686	$40,253

BACKLOG:

Power Generation Systems			$1,816,130	$2,221,966
Government Operations			2,553,852	2,613,532

TOTAL			$4,369,982	$4,835,498

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944
investors@babcock.com
or
Media Contact:
Jud Simmons, Public Relations Manager, 434-522-6462
hjsimmons@babcock.com